For Immediate Release
Media Contacts:
Tim Bixby LivePerson, Inc. (212) 609-4200 bixby@liveperson.com	Budd Zuckerman Genesis Select Corp. (303) 415-0200 budd@genesisselect.com

LivePerson Reports Third Quarter Revenue Increase of 55% to $8.9 million

•	Quarterly Revenue Increases 20% from Prior Quarter Including Impact of Proficient Acquisition
•	Organic Revenue Growth is 12% for the Quarter
•	Company Raises Annual Revenue Guidance for 2nd Time in 2006

NEW YORK, NY - November 2, 2006 - LivePerson, Inc. (Nasdaq: LPSN), a provider of online conversion solutions, today announced financial results for the third quarter ended September 30, 2006.

Revenue for the third quarter was $8.9 million, a 55% increase from the third quarter of 2005, and a 20% sequential increase as compared to the second quarter of 2006. Revenue growth was due primarily to sales of TimpaniTM Sales & Marketing to new and existing customers, sales of LivePerson Pro and Contact Center to small and mid-size businesses, and the impact of the acquisition of Proficient Systems effective July 18. Approximately 40% of the sequential revenue growth impact in the quarter was a result of the acquisition. Excluding the impact of the acquisition, sequential revenue growth was 12% and annual revenue growth for the third quarter was 45%.

“We are very pleased with our results this quarter,” said Robert LoCascio, CEO of LivePerson. “Our investments in sales and marketing continued to payoff in the quarter, as we added several new enterprise customers and realized a significant revenue contribution from both our small business and enterprise solutions. We believe strong momentum built in the third quarter will lead to similar solid revenue growth for the fourth quarter and are therefore revising our full year revenue guidance upward.”

The company updated full year revenue guidance for the second time this year, and currently expects full year revenue growth to exceed 49%. The company’s prior revenue guidance indicated an expected annual revenue growth rate of approximately 45%.

LivePerson signed several new blue-chip clients during the quarter and expanded business with several others. Within the travel and hospitality sector, LivePerson added Orbitz to its client roster. LivePerson furthered its presence in the communications sector by broadening ties with two of the largest wireless providers in North America while expanding business with existing customers Bell Canada and EarthLink. LivePerson is now deployed in seven of the ten largest telecommunications companies in North America.

LivePerson announced the formal launch of Timpani Voice in the quarter with initial deployments at The NASDAQ Stock Market, PR Newswire and Bell Canada. Timpani Voice, LivePerson’s click-to-talk solution, enables LivePerson customers to connect via telephone with high-value website visitors. LivePerson has also expanded its market footprint in the United Kingdom, adding online insurers eSure and Liverpool Victoria.

Net income for the third quarter of 2006 was $0.3 million or $0.01 per share, as compared to $0.7 million and $0.02 per share in the third quarter of 2005. Included in these figures for the three months ended September 30, 2006 is the impact of amortization of stock-based compensation expense of $0.6 million related to the adoption of SFAS No. 123(R). There was no stock-based compensation expense in the three months ended September 30, 2005 as the company was not required to adopt SFAS No. 123(R) until January 1, 2006.

Earnings before interest, taxes, depreciation, amortization and stock-based compensation (EBITDA) for the third quarter of 2006 was $1.3 million as compared to $1.2 million in the third quarter of 2005 and $1.0 million in the second quarter of 2006.

The company’s cash balance was $19.8 million at September 30, 2006, up slightly as compared to the prior quarter.

The company reduced its valuation allowance against deferred tax assets resulting in an effective tax rate of zero for the nine months ended September 30, 2006.

The difference between EBITDA per share, a non-GAAP measure, and GAAP EPS, is interest, taxes, depreciation, amortization and stock-based compensation.

A reconciliation of the differences between EBITDA and the most comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) is located under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Income included in this press release.

LivePerson considers EBITDA and cash from operations to be important financial indicators of the company's operational strength and the performance of its business. EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table below.

Financial Expectations
The company currently expects the following financial results:

•	Revenue of $10.0-$10.1 million for the fourth quarter of 2006, or approximately 13% sequential revenue growth
•	EBITDA of $0.04-$0.05 per share and GAAP EPS of $0.02 for the fourth quarter of 2006
•	Revenue of $33.1-$33.2 million for the full year 2006
•	EBITDA of $0.12-$0.13 per share and GAAP EPS of $0.04 for the full year 2006

GAAP EPS expectations include the estimated impact of a change in accounting policy related to adopting SFAS No. 123(R) as of January 1, 2006. The additional expense related to this change is expected to be $0.05 per share and $0.02 per share, for the full year 2006 and the fourth quarter of 2006, respectively, based upon the unamortized balance of stock-based compensation expense as of September 30, 2006 and the expected impact on stock-based compensation of the Proficient acquisition. This impact may change based upon additional stock option grants, if any, methodology refinement or other factors.

LivePerson, Inc.
Condensed Consolidated Statements of Income
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Total revenue	$8,881	$5,724	$23,174	$15,960

Operating expenses:
Cost of revenue	2,142	1,114	5,246	2,997
Product development	1,381	663	3,280	2,027
Sales and marketing	3,104	1,715	8,605	4,889
General and administrative	1,750	1,034	4,689	3,400
Amortization of other intangibles	447	232	911	699
Total operating expenses	8,824	4,758	22,731	14,012

Income from operations	57	966	443	1,948

Other income, net	200	81	514	184

Income before provision for income taxes	257	1,047	957	2,132

Provision for income taxes	-	358	-	738

Net income	$257	$689	$957	$1,394

Basic net income per common share	$0.01	$0.02	$0.02	$0.04

Diluted net income per common share	$0.01	$0.02	$0.02	$0.04

Weighted average shares outstanding used in basic net
income per common share calculation	40,547,309	37,555,696	39,242,174	37,492,285

Weighted average shares outstanding used in diluted net
income per common share calculation	43,854,202	39,839,001	42,981,377	39,528,089

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net income in accordance with generally
accepted accounting principles	$257	$689	$957	$1,394
Add/(less):
(a) Amortization of intangibles	447	232	911	699
(b) Stock-based compensation	557	-	1,580	-
(c) Depreciation/Loss on disposal of fixed assets	259	23	450	115
(d) Provision for income taxes	-	358	-	738
(e) Interest income, net	(200)	(81)	(514)	(184)
EBITDA (1)	$1,320	$1,221	$3,384	$2,762
Diluted EBITDA per common share	$0.03	$0.03	$0.08	$0.07

Weighted average shares used in diluted EBITDA
per common share	43,854,202	39,839,001	42,981,377	39,528,089

EBITDA	$1,320	$1,221	$3,384	$2,762
Add/(less):
Changes in operating assets and liabilities	(1,151)	736	(1,679)	9
Provision for doubtful accounts	30	-	30	30
Provision for income taxes	-	(358)	-	(738)
Tax benefit from employee stock option exercises	-	345	-	697
Interest income, net	200	81	514	184
Net cash provided by operating activities	$399	$2,025	$2,249	$2,944
_____________
(1) Earnings before interest, taxes, depreciation, amortization and stock-based compensation.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	September 30, 2006	December 31, 2005
ASSETS

Current assets:
Cash and cash equivalents	$19,786	$17,117
Accounts receivable, net	3,593	1,727
Prepaid expenses and other current assets	1,037	591
Deferred tax assets	1,100	-
Total current assets	25,516	19,435

Property and equipment, net	1,121	575
Intangibles, net	3,113	790
Goodwill	6,875	-
Security deposits	283	180
Other assets	612	446
Total assets	$37,520	$21,426

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$544	$346
Accrued expenses	3,468	1,803
Deferred revenue	3,026	1,618
Total current liabilities	7,038	3,767

Other liabilities	612	446

Commitments and contingencies

Total stockholders' equity	29,870	17,213
Total liabilities and stockholders' equity	$37,520	$21,426

About LivePerson
LivePerson (Nasdaq: LPSN) is a provider of online conversion solutions. Our hosted software enables companies to identify and proactively engage online visitors—increasing sales, satisfaction and loyalty while reducing service costs. Combining web-interaction technology (chat, email, voice and a self-service knowledgebase) with a deep understanding of consumer behavior and industry best practices, LivePerson’s TimpaniTM platform engages the right customer, at the right time, with the right communications channel. This Engagement Marketing platform creates more relevant, compelling and personalized experiences—converting traffic into revenues, and facilitating real-time sales and customer service. More than 4,000 companies including EarthLink, Hewlett-Packard, Microsoft, Qwest and Verizon, rely on LivePerson to help maximize the return on their marketing and e-commerce investments. LivePerson is headquartered in New York City.

EBITDA Financial Disclosure
Investors are cautioned that the EBITDA, or earnings before interest, taxes, depreciation, amortization and non-cash compensation, information contained in this press release is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our performance. We caution investors that non-GAAP financial information such as EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we are under no obligation to inform you if they do. Our company policy is generally to provide our expectations only once per quarter, and not to update that information until the next quarter. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: risks related to the operational integration of acquisitions; risks related to our international operations, particularly our operations in Israel, and the current civil and political unrest in that region; our history of losses; potential fluctuations in our quarterly and annual results; responding to rapid technological change and changing client preferences; competition in the real-time sales, marketing and customer service solutions market; continued use by our clients of the LivePerson services and their purchase of additional services; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to adverse business conditions experienced by our clients; our dependence on key employees; competition for qualified personnel; the impact of new accounting rules, including the requirement to expense stock options; the possible unavailability of financing as and if needed; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; our dependence on the continued use of the Internet as a medium for commerce and the viability of the infrastructure of the Internet; and risks related to the regulation or possible misappropriation of personal information. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.